UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2008

TRX, INC.

(Exact Name Of Registrant As Specified In Charter)

Georgia	000-51478	58-2502748
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6 West Druid Hills Drive

Atlanta, Georgia 30329

(Address of principal executive offices, including zip code)

(404) 929-6100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 10, 2008, TRX, Inc. (the “Company”) and Norwood H. Davis, III entered into a Fourth Amendment to Mr. Davis’ Employment Contract with the Company. In addition to amending the Employment Contract in order to comply with Section 409A of the Internal Revenue Code, the amendment clarifies and conforms the provisions for payment of any discretionary bonus determined by the Board of Directors of the Company following any termination of employment, and provides that upon termination for death or Disability (as defined in the Employment Contract), Mr. Davis will be entitled to certain additional benefits, including base salary for the remaining term of the Employment Contract, but not less than 12 months; reimbursement for COBRA continuation coverage premiums for Mr. Davis and/or his spouse and dependents for up to 18 months; and continuation of the interest reimbursement and related tax gross-ups and certain other benefits that he is entitled to under the Contract for its remaining term. This description of the amendment is qualified in its entirety by reference to the full text of the amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description of Exhibit
10.1	Fourth Amendment to Employment Contract dated January 10, 2008 between Norwood H. Davis, III and TRX, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRX, INC.
(Registrant)

Date: January 10, 2008	/s/ David D. Cathcart
David D. Cathcart
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Fourth Amendment to Employment Contract dated January 10, 2008 between Norwood H. Davis, III and TRX, Inc.